UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): May 3, 2018
PRIMO WATER CORPORATION (Exact name of registrant as specified in its charter)

Delaware	001-34850	82-1161432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Cherry Street Suite 501 Winston-Salem, NC 27101
(Address of Principal Executive Offices)(Zip Code) Registrant’s telephone number, including area code: 336-331-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Primo Water Corporation (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 3, 2018. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 29, 2018, are as follows:

Proposal 1 – Election of the three directors nominated by the Company’s Board of Directors as Class II directors to serve until the 2021 annual meeting of stockholders.

In voting with respect to Proposal No. 1, the Company’s stockholders may vote in favor of all persons nominated by the Company’s Board of Directors, withhold their votes as to all nominees or withhold their votes as to one or more specific nominees. In accordance with Delaware law and the Company’s Bylaws, the election of directors at the Annual Meeting was decided by a plurality of the “For” votes cast by the Company’s stockholders entitled to vote at the Annual Meeting. At the Annual Meeting, the Company’s stockholders elected each of the three persons nominated by the Board listed below to serve as a director of the Company, with the voting results set forth below:

	For	Withheld	Broker Non-Votes
Malcolm McQuilkin	12,266,079	8,258,086	7,742,141
Matthew T. Sheehan	20,263,186	260,979	7,742,141
David L. Warnock	12,380,046	8,144,119	7,742,141

Proposal 2 – Ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2018:

For	Against	Abstain
28,261,429	2,045	2,832

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: May 4, 2018	By:	/s/ David J. Mills
	Name:	David J. Mills
	Title:	Chief Financial Officer